Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Voting Common Stock, par value $0.0001, of Globalstar, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 11, 2018

MUDRICK DISTRESSED OPPORTUNITY SPECIALTY FUND, L.P. By: Mudrick GP, LLC, its general partner

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND, L.P. By: Mudrick Distressed Opportunity Drawdown Fund GP, LLC, its general partner

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, L.P. By: Mudrick GP, LLC, its general partner

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK GP, LLC

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND GP, LLC

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK CAPITAL MANAGEMENT, L.P. By: Mudrick Capital Management, LLC, its general partner

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

MUDRICK CAPITAL MANAGEMENT, LLC

By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Sole Member

/s/ Jason Mudrick
JASON MUDRICK